                                                                    EXHIBIT 4.1

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              WEBTV NETWORKS, INC.

                                       AND

                              DAVIS INTERNET, INC.


                             DATED NOVEMBER 9, 1995

                                TABLE OF CONTENTS

                                                                     PAGE

ARTICLE I - PURCHASE AND SALE..........................................1

      SECTION 1.1. Purchase and Sale of the Shares.....................1
            1.1.1. The First Closing...................................2
            1.1.2. The Conditional Closing.............................2
            1.1.3. The Stock Purchases.................................2
      SECTION 1.2. Closings............................................2
            1.2.1. Default at Closing..................................3
      SECTION 1.3. Legends.............................................3
      SECTION 1.4. Use of Proceeds.....................................3

ARTICLE II - OTHER AGREEMENTS..........................................3

      SECTION 2.1.  Board of Directors.................................3
            2.1.1.  Prior to IPO.......................................3
            2.1.2.  Following IPO......................................4
      SECTION 2.2.  Matters Requiring Consent of DC....................4
      SECTION 2.3.  Right of First Refusal.............................4
      SECTION 2.4.  Employee Agreements................................5
      SECTION 2.5.  Information Provided to DC.........................5
      SECTION 2.6.  Payment of Counsel Fees............................5
      SECTION 2.7.  Key Man Insurance..................................6

ARTICLE III - CONDITIONS TO CLOSINGS...................................6

      SECTION 3.1.  Conditions to DC's Obligations.....................6
            3.1.1.  Technology.........................................6
            3.1.2.  Executive Search...................................6
            3.1.3.  Required Investor..................................6
            3.1.4.  Manufacturing and Distribution Agreement...........6
            3.1.5.  Initial Business Plan..............................7
            3.1.6.  Representations and Warranties.....................7
            3.1.7.  Consents and Approvals.............................7
            3.1.8.  Full Force and Effect..............................7
            3.1.9.  Injunctions, etc...................................7
            3.1.10. Closing Documents..................................8
            3.1.11. Proceedings........................................8
      SECTION 3.2.  Conditions to the Company's Obligations............8
            3.2.1.  Representations and Warranties.....................8
            3.2.2.  Injunctions, etc...................................8
            3.2.3.  Full Force and Effect..............................9

                                                                      Page


            3.2.4.  Consents and Approvals.............................9
            3.2.5.  Closing Documents..................................9
            3.2.6.  Proceedings........................................9

ARTICLE IV - REPRESENTATIONS AND WARRANTIES............................9

      SECTION 4.1.  Representations and Warranties of the Company......9
            4.1.1.  Organization and Standing of the Company...........9
            4.1.2.  Authority.........................................10
            4.1.3.  Capital Stock of the Company......................11
            4.1.4.  List of Record Holders............................11
            4.1.5.  Existing Registration Rights......................12
            4.1.6.  Previously Issued Securities......................12
            4.1.7.  Equity Interests..................................12
            4.1.8.  Balance Sheet.....................................12
            4.1.9.  Undisclosed Liabilities...........................13
            4.1.10. Taxes.............................................13
            4.1.11. Assets other than Real Property...................14
            4.1.12. Title to Real Property............................14
            4.1.13. Intellectual Property.............................15
            4.1.14. Infringement of Other's Intellectual Property.....15
            4.1.15. Grant of Licenses.................................16
            4.1.16. Assignment by Employees...........................16
            4.1.17. Contracts.........................................16
            4.1.18. Enforceability....................................17
            4.1.19. Litigation; Decrees...............................17
            4.1.20. Absence of Changes or Events......................17
            4.1.21. Compliance with Applicable Laws...................17
            4.1.22. Brokers or Finders................................18
            4.1.23. Certain Employee Matters..........................18
            4.1.24. Insurance.........................................19
            4.1.25. Disclosure........................................19
      SECTION 4.2.  Representations and Warranties of DC..............19
            4.2.1.  Accredited Investo................................19
            4.2.2.  Investment........................................19
            4.2.3.  Rule 144..........................................19
            4.2.4.  No Public Market..................................19
            4.2.5.  Receipt of Information............................20
            4.2.6.  Authorization.....................................20
            4.2.7.  Brokers and Finders...............................20

ARTICLE V - AFFIRMATIVE COVENANTS OF THE COMPANY......................20

                                                                     Page

      SECTION 5.1.  Accounting System.................................20
      SECTION 5.2.  Inspection........................................20
      SECTION 5.3.  Insurance.........................................21
      SECTION 5.4.  Compliance with Applicable Laws...................21
      SECTION 5.5.  Reservation of Shares.............................21
      SECTION 5.6.  IPO...............................................21

ARTICLE VI - REGISTRATION RIGHTS......................................22

      SECTION 6.1.  Certain Definitions...............................22
      SECTION 6.2.  Demand Registrations..............................23
            6.2.1.  Notice and Registration...........................24
            6.2.2.  Designation of Investment Bank....................24
            6.2.3.  Withdrawal of Registration Notice.................24
            6.2.4.  Effect of Demand..................................24
            6.2.5.  Delay of Registration.............................25
      SECTION 6.3.  Piggyback Registration............................25
            6.3.1.  Relief from Company Obligation....................25
            6.3.2.  Reduction in Piggyback Securities.................26
            6.3.3.  Exceptions........................................26
            6.3.4.  No Effect on Demand Rights........................26
            6.3.5.  Withdrawal of Piggyback Securities................26
            6.3.6.  Same Terms and Conditions.........................26
      SECTION 6.4.  Expenses..........................................26
      SECTION 6.5.  Registration and Qualification....................27
      SECTION 6.6.  Underwriting; Due Diligence, etc..................29
            6.6.1.  Underwriting Agreement............................29
            6.6.2.  Same Terms........................................29
            6.6.3.  Access to Books and Records.......................30
            6.6.4.  Offering Not Underwritten.........................30
      SECTION 6.7.  Restrictions on Public Sale: Inconsistent
                    Agreements........................................30
            6.7.1.  Lock-up...........................................30
            6.7.2.  No Distribution...................................30
      SECTION 6.8.  Rule 144..........................................31
      SECTION 6.9.  Transferability...................................31
      SECTION 6.10. No Inconsistent Agreements........................31
      SECTION 6.11. Recapitalization, etc.............................32

ARTICLE VII - INDEMNIFICATION.........................................32

      SECTION 7.1.  Indemnification Obligations.......................32
            7.1.1.  Cross Indemnity...................................32
            7.1.2.  Seller Indemnities................................32

            7.1.3.  Remedies not Cumulative...........................32
            7.1.4.  No Consequential Damages..........................32
      SECTION 7.2   Method of Asserting Claims, etc...................33
            7.2.1.  Third Party Claims................................33
            7.2.2.  Claims by DC......................................34
            7.2.3.  Claims by the Company.............................34
      SECTION 7.3.  Indemnification and Contribution Related to
      Article VI......................................................34
            7.3.1.  Indemnification by Company........................34
            7.3.2.  Indemnification by Holder.........................35
            7.3.3.  Procedure for Indemnification.....................36

ARTICLE VIII - MISCELLANEOUS..........................................37

      SECTION 8.1.  Survival of Agreement: Termination................37
      SECTION 8.2.  Assignment........................................38
      SECTION 8.3.  No Third-Party Beneficiaries......................38
      SECTION 8.4.  Expenses..........................................38
      SECTION 8.5.  Publicity.........................................38
      SECTION 8.6.  Assurances........................................39
      SECTION 8.7.  Entire Agreement..................................39
      SECTION 8.8.  California Corporate Securities Law...............39
      SECTION 8.9.  Governing Law.....................................39
      SECTION 8.10. Counterparts......................................40

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated November 9, 1995,
                                           ---------
by and between WEBTV NETWORKS, INC., a California corporation (the "Company")
                                                                    -------
and DAVIS INTERNET, INC., a California corporation ("DC").
                                                     --

                               W I T N E S S E T H

      WHEREAS, the only holders of Common Stock of the Company are Stephen G. Perlman, Bruce A. Leak and Phillip Goldman (collectively, the "Founders");
                                                               --------
      WHEREAS, subject to the terms and conditions set forth herein, DC desires to purchase from the Company, and the Company desires to issue and sell to DC, shares of the Company's Series A Convertible Preferred Stock, without par value (the "Series A Preferred Stock"), the terms of which are set forth in the
      ------------------------
Designation of the Preferred Stock attached as Schedule I hereto (the "Designation"), in the amounts and at the purchase prices set forth below;
 -----------

      WHEREAS, pursuant to a Letter Agreement dated September 7, 1995 (the "Letter Agreement"), DC has heretofore purchased 503,511 shares of Series A
 ----------------
Preferred Stock for $500,000 and the parties have agreed to enter into this
Agreement:

      NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                               PURCHASE AND SALE

     SECTION 1.1.     Purchase and Sale of the Shares.  Upon the terms and
                      --------------------------------
subject to the conditions of this Agreement, the Company agrees to issue and sell to DC, and DC agrees to purchase from the Company in the amounts and manner set forth below, up to an aggregate of 2,517,556 shares of Series A Preferred Stock (the "Remaining Aggregate Shares"). The Remaining Aggregate Shares plus
            --------------------------
the 503,511 shares of Series A Preferred Stock previously purchased from the Company by DC (together, the "Aggregate Shares") shall represent, upon
                              ----------------
consummation of the transactions contemplated hereby, 14.25% of the total number of votes that may be cast in the election of directors (without taking into effect cumulative voting, if any) of the Company if all securities entitled to vote generally in such election were present and voted, assuming full conversion, exchange or exercise of all convertible securities, rights, warrants and options ("TVP") after giving effect to the equity of the Founders and equity and
          ---
rights to acquire equity made available to any other employees, consultants and directors pursuant to the Company's 1995 Incentive Stock Plan (the "1995 Plan"),
                                                                    ---------
with the Founders to have 70.75% and the stock issued pursuant to the 1995 Plan to represent 15%.

            1.1.1.    The First Closing. On November 9, 1995 (the "First Closing
                      -----------------                            -------------
Date"), (A) if all the conditions precedent set forth in Article III hereof have
----
been either waived by DC or satisfied, upon the terms and subject to the conditions of this Agreement, DC shall purchase 2,517,556 shares of Series A Preferred Stock, representing 100% of the Remaining Aggregate Shares (the "Adjusted First Closing Stock Purchase") for a purchase price of $2,500,000 (the
 -------------------------------------
"Adjusted First Closing Purchase Price") or (B) if less than all of the
 -------------------------------------
conditions precedent set forth in ARTICLE III hereof, but at least the conditions set forth in Sections 3.1.1., 3.1.2. and 3.1.5.-3.1.11. hereof have either been waived by DC or satisfied, upon the terms and subject to the conditions of this Agreement, DC shall purchase 1,007,022 shares of Series A Preferred Stock, representing 40% of the Remaining Aggregate Shares (the "First
                                                                          -----
Closing Stock Purchase") for a purchase price of $1,000,000 (the "First Closing
----------------------                                            -------------
Purchase Price").
--------------

            1.1.2.    The Conditional Closing. If the Adjusted First Closing
                      -----------------------
Stock Purchase shall not have occurred, on November 30, 1995 (the "Conditional
                                                                   -----------
Closing Date"), if all the conditions precedent set forth in Article III hereof
------------
have been either waived by DC or satisfied, upon the terms and subject to the conditions of this Agreement, DC shall either (i) if the First Closing Stock Purchase has occurred, purchase 1,510,534 shares of Series A Preferred Stock, representing the remaining 60% of the Remaining Aggregate Shares (the "Conditional Closing Stock Purchase") for a purchase price of $1,500,000 (the
 ----------------------------------
"Conditional Closing Purchase Price"), or (ii) if the First Closing Stock
 ----------------------------------
Purchase has not occurred, purchase the Remaining Aggregate Shares for the Adjusted First Closing Purchase Price.

            1.1.3.   The Stock Purchases. The First Closing Date and the
                     -------------------
Conditional Closing Date, if any, are sometimes referred to herein collectively as the "Closing Dates," and individually as a "Closing Date." The First Closing
        -------------                          ------------
Stock Purchase or the Adjusted First Closing Stock Purchase, as the case may be, and the Conditional Closing Stock Purchase, if any, are sometimes referred to herein collectively as the "Stock Purchases" and individually as a "Stock
                            ---------------                         -----
Purchase." Each of the First Closing Purchase Price or the Adjusted First
--------
Closing Purchase Price, as the case may be, and the Conditional Closing Purchase Price, if any, are sometimes referred to herein as a "Purchase Price."
                                                      --------------

      SECTION 1.2.     Closings. The closing with respect to each of the Stock
                       --------
Purchases shall be held at McCutchen, Doyle, Brown & Enersen, Market Post Tower, Suite 1500, 55 South Market Street San Jose, CA, at 10:00 a.m. on the applicable Closing Date. On each Closing Date, (a) DC shall deliver to the Company, by wire transfer of funds to the Company's account, the applicable Purchase Price and
(b) the Company shall issue and deliver to DC, free and clear of all pledges, liens, encumbrances, claims and other charges and restrictions thereon of every kind, a certificate or certificates representing the number of validly issued, fully paid and non-assessable shares of Series A Preferred Stock then being purchased, registered in the name of DC and bearing the legends set forth in Section 1.3 hereof. The Company shall pay any documentary stamp or similar issue or transfer taxes due as a result of the issuance and sale of the shares of the Series A Preferred Stock.

            1.2.1.    Default at Closing. The Company acknowledges that the
                      ------------------
Remaining Aggregate Shares are unique and otherwise not available and agrees that if the Company shall fail or refuse to deliver any of the Remaining Aggregate Shares as provided in Sections 1.1.1 or 1.1.2, in addition to any other remedies, DC may invoke any equitable remedies to enforce delivery of the Remaining Aggregate Shares hereunder, including, without limitation, an action or suit for specific performance.

      SECTION 1.3.    Legends. Each certificate evidencing shares of Series A
                      -------
Preferred Stock shall bear the following legend:

      THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND ANY SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION THEREOF MAY BE MADE ONLY (I) IN A TRANSACTION REGISTERED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS OR (II) IN A TRANSACTION FOR WHICH AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND SUCH LAWS IS AVAILABLE AND THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL TO SUCH EFFECT REASONABLY SATISFACTORY TO IT.

      SECTION 1.4.    Use of Proceeds. The Company will use the proceeds
                      ---------------
received from the sale of the Aggregate Shares to DC solely for the purposes of conducting the Company's business in accordance with an initial business plan satisfactory in all material respects to DC (the "IBP") and the repayment by the Company of the amounts listed in Schedule II hereto previously advanced to or paid on behalf of the Company by the Founders.

                                   ARTICLE II.

                               OTHER AGREEMENTS

      SECTION 2.1.    Board of Directors. So long as DC owns at least 5% of TVP,
                      ------------------
but in any event from the date hereof until the later to occur of (i) November 9, 1995, or (ii) the Adjusted First Closing Stock Purchase, if any, or the First Closing Stock Purchase, if any, but for purposes of (i) and (ii), not later than November 30, 1995:

            2.1.1.    Prior to IPO. Prior to an IPO (as defined herein), the
                      ------------
Company shall be governed by a Board of Directors consisting of six directors, of which DC shall appoint two (the "DC Board Members") and the Founders shall
                                    ----------------
appoint four, and, if required by the

Required Investor (as defined in Section 3.1.3., hereof), the Board will be increased by an additional member to be appointed by such Required Investor. "IPO" means a sale by the Company of its common stock, without par value (the
 ---
"Common Stock"), in a bona fide public offering made in accordance with Section
 ------------
5.6.

            2.1.2.    Following IPO. Following an IPO, the Company will agree to
                      -------------
include in the slate of candidates recommended to stockholders for election to the Board of Directors such number of nominees appointed by DC that is proportional to its percentage ownership of TVP (but in no event fewer than one DC director).

      SECTION 2.2.    Matters Requiring Consent of DC. So long as DC owns at
                      -------------------------------
least 5% of TVP, but in any event from the date hereof until the later to occur of (i) November 9, 1995, or (ii) the Adjusted First Closing Stock Purchase, if any, or the First Closing Stock Purchase, if any, but for purposes of (i) and
(ii), not later than November 30, 1995, prior to an IPO, any action by the Company with respect to, but not limited to, any of the following matters shall require the consent of the DC Board Members: (1) any merger, consolidation, other business combination or change of control or sale of all or substantially all of the assets of the Company; (2) acquisition of any business, creation of subsidiaries or entry into any joint venture or partnership; (3) filing for bankruptcy; (4) changes in the structure and/or powers of the Board; and (5) hiring or firing of the chief executive officer or president (or other officer performing similar functions); (6) any grant of an exclusive license to make or have made, modify, use, market, sell or distribute any application, product and/or service utilizing all or substantially all of the Company's technology or the sale, assignment or other transfer of title to all or substantially all of the Company's technology; (7) unless covered by item (6), sale, lease, license or other disposition of assets other than in the ordinary course of business in an amount exceeding $200,000; (8) transactions with affiliates; (9) approval of any future business plan; (10) approval of the arrangement of credit lines, including the amount and terms thereof, and all borrowings (other than ordinary course trade credit), except for indebtedness not in excess of $200,000 at any one time outstanding; (11) hiring or firing of officers; (12) entering into and material changes to the Company's employment agreements with officers and senior management; (13) the undertaking of any action by the Company inconsistent with the Company's business plan and the approval of any material changes to the business plan; and (14) any acquisition of securities or ownership interest in any entity.

      SECTION 2.3.    Right of First Refusal. So long as DC owns at least 5% of
                      ----------------------
TVP, but in any event from the date hereof until the later to occur of (i) November 9, 1995, or (ii) the Adjusted First Closing Stock Purchase, if any, or the First Closing Stock Purchase, if any, but for purposes of (i) and (ii), not later than November 30, 1995, if the Company proposes to issue, sell or otherwise dispose of any voting securities of the Company, DC shall have a right of first refusal to purchase that number of shares sufficient to allow it to retain its then existing percentage of TVP following the issuance, sale or other disposition of the Company's voting securities, provided that the Company may increase the number of shares in the foregoing offering to accommodate DC's right of first refusal and to avoid any cutback in the number of its voting securities proposed to be issued to third parties. In addition, to the extent other holders have rights of first refusa l with respect to such issuance, sale or disposition of voting securities, which rights are not exercised, such rights will be assignable in whole or in part to DC; provided, that the rights of first refusal held by the Founders pursuant to that certain Shareholders Agreement dated July 31, 1995, by and among the Company and the Founders are assignable only in accordance with the terms of such agreement. Notwithstanding the foregoing, excluded from the previous provision are shares
(1) issued by the Company in an IPO or a subsequent public offering, (2) issued by the Company under the 1995 Plan or otherwise agreed to by DC, (3) issued by the Company in a Board-approved acquisition up to an aggregate amount equal to or less than 5% of TVP, or (4) warrants to the Company's landlords or lenders which represent, or upon exercise would represent, less than 1% of TVP in the aggregate.

      SECTION 2.4.    Employee Agreements. A form of Invention Assignment
                      -------------------
Agreement and the existing Employment Agreements between the Company and the Founders (the "Existing Agreements") are attached hereto as Schedule III. So
               -------------------
long as DC owns at least 5% of TVP, but in any event from the date hereof until the later to occur of (i) November 9, 1995, or (ii) the Adjusted First Closing Stock Purchase, if any, or the First Closing Stock Purchase, if any, but for purposes of (i) and (ii), not later than November 30, 1995, DC shall have the opportunity to approve, which approval shall not be unreasonably withheld, any material amendments to the Existing Agreements, and prior to the date of any Closing, the Company shall have delivered to DC or its counsel all executed employment agreements, consulting agreements and invention assignment agreements that are then outstanding.

      SECTION 2.5.    Information Provided to DC. So long as DC owns at least 5%
                      --------------------------
of TVP, but in any event from the date hereof until the later to occur of (i) November 9, 1995, or (ii) the Adjusted First Closing Stock Purchase, if any, or the First Closing Stock Purchase, if any, but for purposes of (i) and (ii), not later than November 30, 1995, the Company shall finish to DC (i) on an annual basis, within 75 days after the end of each fiscal year, a balance sheet, related statements of operations and cash flows presented in accordance with United States Generally Accepted Accounting Principles ("GAAP"), with any
                                                         ----
required notes thereto, audited by a nationally recognized public accounting firm, and at least 35 days prior to the end of such fiscal year, a Board-approved plan and budget for the next fiscal year; (2) on a quarterly basis, within 30 days after the end of each calendar quarter, an unaudited balance sheet and related statements of operations and cash flows; (3) upon the request of DC, a monthly unaudited balance sheet and related statements of operations and cash flows; and (4) such other information about the Company's affairs as may be reasonably requested by DC. Such annual, quarterly and monthly results shall be prepared in a form which permits comparison to the budget for the corresponding period and, in the case of the annual and quarterly results, comparison to the prior year's results.

      SECTION 2.6.    Payment of Counsel Fees. If, and only if, the Adjusted
                      -----------------------
First Closing Stock Purchase or the Conditional Closing Stock Purchase shall have occurred on or before November 30, 1995, on the earlier to occur of the Adjusted First Closing Stock Purchase, if any, or the Conditional Closing Stock Purchase, if any, the Company shall pay on behalf of DC the counsel fees, charges and disbursements of Morgan, Lewis & Bockius LLP to the extent reflected in statements of such counsel rendered to DC in respect of all matters related to this Agreement, the Letter Agreement and all related agreements and transactions; provided that in no case shall the Company be obligated to pay more than $50,000 pursuant to this Section 2.6. Such counsel is an intended third-party beneficiary of this Section 2.6 and may enforce the provisions hereof against the Company directly without pursuing any other remedies available to it.

      SECTION 2.7.    Key Man Insurance. So long as DC owns at least 5% of TVP,
                      -----------------
but in any event from the date hereof until the later to occur of (i) November 9, 1995, or (ii) the Adjusted First Closing Stock Purchase, if any, or the First Closing Stock Purchase, if any, but for purposes of (i) and (ii), not later than November 30, 1995, the Company shall purchase and maintain in effect at least until the consummation of an IPO term life insurance insuring the lives of the Founders for $3,000,000 each and naming the Company as the beneficiary.

                                  ARTICLE III.

                            CONDITIONS TO CLOSINGS

      SECTION 3.1.    Conditions to DC's Obligations. The obligation of DC to
                      ------------------------------
make a Stock Purchase on the applicable Closing Date is subject to the fulfillment, to DC's satisfaction, prior to or on such Closing Date of the following conditions, except to the extent such satisfaction is not required pursuant to Sections 1.1.1. and 1.1.2.:

            3.1.1.    Technology. All documents which relate to the transfer of
                      ----------
Intellectual Property (as defined in Section 4.1.13) by the Founders to the Company shall have been delivered to DC or its counsel, a list of which is set forth in Schedule IV (the "Technology Transfer Documents"). There have been no
                           -----------------------------
material developments as of the applicable Closing Date which materially and negatively impact the Company's rights to the Intellectual Property as conveyed by the Technology Transfer Documents.

            3.1.2.    Executive Search. The Company shall have hired Ramsey
                      ----------------
Beirne Associates or another comparably recognized executive search firm, to commence a search for a Chief Executive Officer.

            3.1.3.    Required Investor. The Company shall have received a
                      -----------------
commitment by Sony Corporation or comparable entity ("Required Investor") to
                                                      -----------------
invest at least $1,000,000 in the equity of Company.

            3.1.4.    Manufacturing and Distribution Agreement. The Company
                      ----------------------------------------
shall have executed a manufacturing and distribution agreement with a Required Investor whereby such entity assumes substantially all of the risk of inventory.

            3.1.5.    Initial Business Plan. As of a reasonable time before the
                      ---------------------
applicable Closing Date, the Company shall have delivered to DC the IBP, satisfactory in all material respects to DC.

            3.1.6.    Representations and Warranties. The representations and
                      ------------------------------
warranties of the Company made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of such Closing Date with the same effect as if made at and as of such Closing Date, except to the extent such representations and warranties expressly relate to an earlier time.

            3.1.7.    Consents and Approvals. The Company shall have obtained or
                      ----------------------
made all consents, approvals, orders, licenses, permits and authorizations of, and registrations, declarations, notices to and filings with, any Governmental Authority (as defined in Section 4.1.1. hereof) or any other Person (as defined in Section 4.1.3. hereof) required to be obtained or made by or with respect to the Company in connection with the execution and delivery of this Agreement and the Letter Agreement or the consummation of the transactions contemplated hereby and thereby.

            3.1.8.    Full Force and Effect.  This Agreement shall be in full
                      ---------------------
force and effect.

            3.1.9.    Injunctions,etc.  No injunction or order of any
                      ---------------
Governmental Authority shall be in effect as of such Closing Date, and no lawsuit, claim, proceeding or investigation shall be pending or threatened by or before any Governmental Authority as of such Closing Date, which would restrain or prohibit the issuance and sale of the Shares being issued and sold on such Closing Date or the consummation of any of the other transactions contemplated by this Agreement or invalidate or suspend any provision of this Agreement to which it is a party or the Articles and no Governmental Authority shall have imposed a Burdensome Condition upon any transaction contemplated by this Agreement or any other Operative Document.

            "Burdensome Condition" means, with respect to any proposed
             --------------------
transaction, any action taken, or threatened, by or before any Governmental Authority or other Person (which, with respect to an action threatened by such Person, there would be a material possibility of success if such action were taken) to challenge the legality of such transaction, including (i) the institution of a governmental investigation (formal or informal), (ii) the institution of any litigation, or the threat thereof, seeking to restrain, enjoin or prohibit the consummation of such transaction or part thereof, to place any condition or limitation upon such consummation or to invalidate, suspend or require modification of any provision of any Operative Document,
(iii) the issuance of any injunction having any of the consequences described in clause (ii) or (iv) the issuance of any subpoena, civil investigative demand or other request for documents or information relating to such transaction that is unreasonably burdensome in the reasonable judg-ment of the applicable party to such transaction.

            3.1.10.   Closing Documents. The Company shall have delivered to DC
                      -----------------
the following:

                  (a) a certificate of the president or the chief financial officer of the Company, dated such Closing Date, to the effect that the conditions specified to have been satisfied have been satisfied;

                  (b) incumbency certificates dated such Closing Date for each officer of the Company executing any document delivered in connection with the closing on such Closing Date;

                  (c) a copy of the Articles in the form of Exhibit B hereto as filed with the Secretary of State of the State of California, certified by the Secretary of the Company on such Closing Date;

                  (d) certificates of (i) the Secretary of State of the State of California and (ii) the California Franchise Tax Board, each dated a recent date, certifying that the Company is in good standing in the State of California; and

                  (e) such other certificates or documents as DC or its counsel may reasonably request relating to the transactions contemplated hereby.

            3.1.11.   Proceedings.  All corporate and legal proceedings taken by
                      -----------
the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be reasonably satisfactory in form and substance to DC and its counsel, and DC shall have received all such certified or other copies of all such documents as it shall have reasonably requested.

      SECTION 3.2.    Conditions to the Company's Obligations.  The obligation
                      ---------------------------------------
of the Company to issue and sell the Remaining Aggregate Shares to DC is subject to the satisfaction (or waiver by the Company) as of the applicable Closing Date of the following conditions:

            3.2.1.    Representations and Warranties.  The representations and
                      ------------------------------
warranties of DC made in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of such Closing Date with the same effect as if made at and as of such Closing Date, except to the extent such representations and warranties expressly relate to an earlier time.

            3.2.2.    Injunctions, etc.  No injunction or order of any
                      ----------------
Governmental Authority shall be in effect as of such Closing Date, and no lawsuit, claim, proceeding or investigation shall be pending or threatened by or before any Governmental Authority as of such Closing Date, which would restrain or prohibit the issuance and sale to such Purchaser of the Shares being issued and sold on such Closing Date or the consummation of any of the other transactions contemplated by this Agreement to which the Company is a party or invalidate or suspend any provision of this Agreement to which the Company is a party or the Articles and no Governmental Authority shall have imposed a Burdensome Condition upon any transaction contemplated by this Agreement.

            3.2.3.    Full Force and Effect.  This Agreement shall be in full
                      ---------------------
force and effect.

            3.2.4.    Consents and Approvals.  DC shall have obtained or made
                      ----------------------
all consents, approvals, orders, licenses, permits and authorizations of, and registrations, declarations, notices to and filings with, any Governmental Authority or any other Person required to be obtained or made by or with respect to such Purchaser in connection with the execution and delivery of this Agreement nor the consummation of the transactions contemplated thereby.

            3.2.5.    Closing Documents.  DC shall have delivered to the Company
                      -----------------
the following:

                  (a) a certificate of an authorized signatory of DC, dated the applicable Closing Date, to the effect that the conditions specified to have been satisfied have been satisfied;

                  (b) incumbency certificates dated the applicable Closing Date for the officers of DC executing any documents delivered in connection with the closing on the applicable Closing Date; and

                  (c) such other certificates or documents as the Company or its counsel may reasonably require relating to the transactions contemplated hereby.

            3.2.6.    Proceedings.  All corporate and legal proceedings taken by
                      -----------
the Company in connection with the transactions contemplated by this Agreement and all documents and papers relating to such transactions shall be reasonably satisfactory in form and substance to the Company and its counsel, and the Company shall have received all such certified or other copies of all such documents as it shall have reasonably requested.

                                   ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES

      SECTION 4.1.    Representations and Warranties of the Company.  Except as
                      ---------------------------------------------
set forth in the Disclosure Schedule attached hereto (the "Disclosure
                                                           ----------
Schedule"), the Company represents and warrants to DC that on the date hereof
--------
and as of each Closing Date:

            4.1.1.    Organization and Standing of the Company. The Company is a
                      ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite power and authority and possesses all franchises, licenses, permits, authorizations and approvals from any Federal, state, local or foreign governmental person, authority, agency, court, regulatory commission or other governmental body, (each, a "Governmental Authority") necessary to enable it to use its corporate name and to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted and proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties or assets requires qualification and where the failure to do so would have a Material Adverse Effect. The Company has delivered to DC or its counsel true and complete copies of its Articles of Incorporation, as amended to date, and its Bylaws, as in effect on the date hereof and has made no amendments thereto as of the applicable Closing Date. The share certificate and transfer books and the minute books of the Company (which have been made available for inspection by DC and its representatives) are true and complete.

            "Material Adverse Effect" means, with respect to any event, act,
             -----------------------
condition or occurrence of whatever nature, whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, (a) a material adverse effect upon any of (i) the business, results of operations, assets (whether tangible or intangible), liabilities, obligations or condition (financial or otherwise) of the Company and its subsidiaries, if any, taken as a whole or (ii) the legality, validity, enforceability of this Agreement, or any Contract, (b) the impairment, hindrance or adverse effect in any material respect upon the ability of the Company to perform any of its obligations under this Agreement or to consummate the transactions contemplated hereby, (c) the reasonable likelihood of material criminal liability of any officer, director or key employee of the Company, in such capacity, or (d) a material adverse effect on the value of the outstanding shares of Common Stock or Preferred Stock.

            4.1.2.    Authority. The Company has all requisite power and
                      ---------
authority to enter into this Agreement, to issue and sell the Aggregate Shares sold pursuant to the Letter Agreement and being sold pursuant to this Agreement and to consummate the other transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and its stockholders. This Agreement has been duly executed and delivered by the Company and constitutes (assuming due and valid execution by the other party hereto), the Company's legal, valid and binding obligations, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors, rights generally and by general equitable principles. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of any material benefit under, or result in the creation or imposition of any lien (except as provided in this Agreement) of any nature whatsoever upon any of the properties or assets of the Company under, (a) any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement, understanding or arrangement to which the Company or any Founder is a party or by which the Company or any of its properties or assets is bound, (b) any provision of the Articles or Bylaws or (c) any judgment, order, decree or law, applicable to the Company or any of its properties or assets. Except as set forth on the Disclosure Schedule, no consent, approval, order, license, permit or authorization of, or registration, declaration, notice to or filing with, any Governmental Authority or any other person is required to be obtained or made by or with respect to the Company or any of its affiliates in connection with the execution and delivery of this Agreement, the issuance and sale of the Aggregate Shares or the consummation of the other transactions contemplated thereby.

            4.1.3.    Capital Stock of the Company. The authorized capital stock
                      ----------------------------
of the Company consists of (i) 100,000,000 shares of Common Stock, of which 15,000,000 shares are issued and outstanding and 3,180,188 shares are reserved for issuance under the 1995 Plan, and (ii) 20,000,000 shares of preferred stock, of which 503,511 shares of Series A Preferred Stock are, as of the date of this Agreement, and will be, as of the date of the First Closing Stock Purchase or the Adjusted First Closing Stock Purchase, as the case may be, issued and outstanding; no shares of capital stock will be issued to any Person other than DC prior to any Closing Date, except as contemplated hereby and there are no other shares of capital stock of the Company issued, or reserved for issuance, or outstanding. The outstanding shares of Common Stock are, and the Common Stock to be issued upon conversion of the Series A Preferred Stock will be, duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Disclosure Schedule, the outstanding shares of Common Stock are not, and the Common Stock to be issued upon conversion of the Series A Preferred Stock will not be, subject to any preemptive, first refusal or other subscription rights, other than as provided for in this Agreement. The issuance of all the Aggregate Shares has been duly and validly authorized. All the Aggregate Shares, when issued in compliance with this Agreement and the Articles and upon receipt of payment therefore, if any, are or will be, as applicable, validly issued, fully paid and nonassessable and are not or will not have been issued in violation of, and will not be subject to, any preemptive, first refusal or other subscription rights (except as provided in this Agreement) and will not result in the anti-dilution provisions of any other security of the Company becoming applicable.

            "Person" means any individual, firm, company, corporation,
             ------
unincorporated association, partnership, trust, joint venture, Governmental Authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

            4.1.4.    List of Record Holders.  The Disclosure Schedule sets
                      ----------------------
forth a true and complete list of the record holders of all Voting Securities (as defined herein) as of the date hereof. To the Company's knowledge, each such holder owns all the securities shown to be owned by such holder in the Disclosure Schedule beneficially, free and clear of all liens (except as provided in this Agreement). Except as disclosed in the Disclosure Schedule and as provided in this Agreement, there are no outstanding warrants, options, rights, securities, agreements, subscriptions, anti-dilution rights, first refusal rights or other commitments pursuant to which the Company is or may become obligated to issue, deliver or sell any additional shares of capital stock of the Company or to issue, grant, extend or enter into any such warrant, option, right, security, agreement, subscription or other commitment. Except as disclosed in the Disclosure Schedule, there are no outstanding options, rights, securities, agreements or other commitments pursuant to which the Company is or may become obligated to redeem, repurchase or otherwise acquire or retire any shares of capital stock of the Company which are presently outstanding or may be issued in the future.

            "Voting Securities" means the Series A Preferred Stock, the Common
             -----------------
Stock and any other securities of the Company entitled to vote in the election of directors of the Company, and any other securities (including rights, warrants, options and convertible indebtedness) convertible into, exchangeable for or exercisable for any Common Stock or other securities referred to above (whether or not presently convertible, exchangeable or exercisable).

            4.1.5.    Existing Registration Rights. Other than the rights
                      ----------------------------
granted to DC herein and as set forth on the Disclosure Schedule, there are no outstanding rights which permit the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company in a registration statement filed by the Company under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company under the Securities Act.

            4.1.6.    Previously Issued Securities.  All securities of the
                      ----------------------------
Company heretofore issued and sold by the Company were issued and sold in compliance with all applicable Federal and state securities laws. Assuming that the representations and warranties of DC set forth in Section 4.3 are true and correct, the offering, issuance and delivery by the Company of the Aggregate Shares in compliance with this Agreement and the issuance of Common Stock to be issued upon conversion thereof will be exempt from the registration and prospectus delivery requirements of the Securities Act and the qualification requirements of Section 25110 of the California Corporate Securities Law of 1968, as amended.

            4.1.7.    Equity Interests.  The Company does not beneficially own
                      ----------------
any capital stock or other equity or other interests in any corporation, partnership, trust or other entity, and the Company is not a member of or participant in any partnership, joint venture or similar entity.

            4.1.8.    Balance Sheet. The Company has delivered to the Purchaser
                      -------------
the unaudited balance sheet (the "Balance Sheet") of the Company dated November 8, 1995 certified by the chief executive officer of the Company and shall deliver on each Closing Date, as of the day before such Closing Date, a balance sheet certified by the chief executive officer of the Company. The Balance Sheet is, and each balance sheet delivered on a Closing Date will be, in accordance with the books and records of the Company and fairly presents, and on each Closing Date will fairly present, in all material respects, the financial condition of the Company as of the date thereof.

            4.1.9.    Undisclosed Liabilities.  Except as set forth on the
                      -----------------------
Disclosure Schedule, to the Company's knowledge, the Company does not have any material liabilities or obligations of any nature, whether accrued, absolute, contingent (individually or in the aggregate), unasserted or otherwise, except
(i) as set forth or reflected on the Balance Sheet (or described in any note thereto), (ii) for contracts listed in response to Section 4.1.17. in the Disclosure Schedule or contracts and purchase orders entered into in the ordinary course of business, (iii) for liabilities and obligations under a lease for its principal offices and leases for equipment and (iv) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement.

            4.1.10.   Taxes. The Company, and all members of any affiliated
                      -----
group within the meaning of section 1504 of the Code of which the Company is or has been a member (each, an "Affiliated Group"), has filed or caused to be filed
                             ----------------
in a timely manner (within any applicable extension periods) all Tax Returns and has paid or set up adequate reserves on the books and records of the Company in accordance with GAAP for payment of all Taxes required to be paid with respect to the periods covered by such Tax Returns. All Taxes for taxable periods for which such Tax Returns have not been filed and which should be reserved on the financial statements of the Company in accordance with GAAP have been so reserved as set forth in the Balance Sheet. No Liens (as defined herein) have been filed and no material claims are being asserted or, to the best knowledge of the Company, might be asserted, with respect to any Taxes of the Company. Neither the Company nor any Affiliated Group is delinquent in the payment of any Taxes or other governmental charges. No restrictions on assessment or collection of Taxes have been waived with respect to the Company or any Affiliated Group and neither the Company nor any other Person has consented to the extension of any statute of limitations with respect to the Company or any Affiliated Group relating to Taxes. The Company has received no notice of assessment or proposed assessment of any Taxes claimed to be owed by it or any other Person or entity on its behalf. No Tax Returns filed by or on behalf of the Company are currently being audited or examined, nor has notice been received by the Company of any audit or examination. There are no Tax sharing agreements or arrangements with any Person under which the Company will have any obligation or liability after the First Closing Date.

            "Tax" or "Taxes" means all Federal, state, local and foreign taxes,
             ---      -----
assessments and other governmental charges, including (a) taxes based upon or measured by gross receipts, income, profits, sales, use or occupation and (b) value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise or property taxes, together with (c) all interest, penalties and additions imposed with respect to such amounts and (d) any obligations under any agreements or arrangements with any other Person with respect to such amounts.

            "Tax Returns" means all returns (including withholding Tax returns),
             -----------
reports and forms relating to Taxes required to be filed under the Code or under applicable state, local or foreign Tax law.

            4.1.11.   Assets other than Real Property. The Company has good and
                      -------------------------------
marketable title to all assets reflected on the Balance Sheet or acquired after the date thereof through the applicable Closing, except those since sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice, in each case free and clear of all Liens except Permitted Liens or Liens which are not, in the aggregate, material to the Company. All the tangible personal property owned by the Company is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by the Company is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of
             ----
trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right with respect to such securities.

            "Permitted Lien" means (a) Liens for Taxes which are not due and
             --------------
payable or which may after contest be paid without penalty or which are being contested in good faith and by appropriate proceedings (provided that an adequate reserve for the payment of such Taxes has been established by the appropriate Person) and so long as such proceedings shall not involve any substantial risk of the sale, forfeiture or loss of any part of any relevant asset or title thereto or any interest therein; (b) mechanics', materialmen's, carriers', warehousemen's and similar Liens arising by operation of law and arising in the ordinary course of business and securing obligations of a Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued; provided that in the case of any such contest (i) any proceedings commenced for the enforcement of such Liens shall have been duly suspended, and (ii) full provision for the payment of such Liens has been made on the books of such Person if and to the extent required by GAAP; (c) Liens securing repayment of trade payables incurred in the ordinary course of business and (d) other imperfections of title or other encumbrances, if any, which imperfections of title or other encumbrances are nonconsensual and do not, individually or in the aggregate, materially impair the use or value of the relevant asset.

            4.1.12.   Title to Real Property. As of the date of this Agreement,
                      ----------------------
the Company (i) does not own any real property and (ii) holds a good and valid lease to the premises located at 275 Alma Street, Palo Alto, California.

            4.1.13.   Intellectual Property.
                      ---------------------

                  4.1.13.1. The Disclosure Schedule sets forth a true and complete list of all patents, patent applications, trade names, registered copyrights, registered trademarks and trademark applications wholly or partially owned by or licensed to the Company.

                  4.1.13.2. The Company owns or has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare Derivative Works (as defined herein) of, and license and sublicense without further payment to any other Person, all Intellectual Property (as defined herein) used in its business as presently conducted and to be used in its business as proposed to be conducted as set forth in the IBP, including, without limitation, all Intellectual Property assigned or licensed to the Company by the Founders, free and clear of all Liens.

                  4.1.13.3. All patents, copyrights and trademarks of the Company indicated in the Disclosure Schedule have been duly registered and filed with or issued by each appropriate Governmental Authority in the jurisdictions indicated, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been paid to continue all such rights in effect.

                  "Derivative Work" means a work which is based upon one or more
                   ---------------
preexisting works, such as a revision, enhancement, modification, translation, abridgment, con-densation, expansion, or any other form in which such preexisting works may be recast, transformed or adapted, and which, if prepared without authorization of the owner of the copyright in such preexisting work, would constitute a copyright infringement. A Derivative Work shall also include any compilation that incorporates such a preexisting work.

                  "Intellectual Property" means intellectual property, including
                   ---------------------
patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, licenses, service marks, business marks, brand names, trade names, all other names and slogans embodying business or product goodwill (or both), copyright registrations, mask works, copyrights (including copyrights in computer programs, software, including all source code and object code, development documentation, programming tools, drawings, specifications and data), rights in designs, trade secrets, technology, inventions, discoveries and improvements, know-how proprietary rights, formulae, processes, technical information, confidential and proprietary information, and all other intellectual property rights, whether or not subject to statutory registration or protection.

            4.1.14.   Infringement of Other's Intellectual Property. The
                      ---------------------------------------------
conduct of the Company's business as presently conducted and as proposed to be conducted in the IBP, including the use of the Company's name and any trade names, does not violate or conflict with any copyrights, trade secrets, licenses or other Intellectual Property (excluding U.S. or foreign patents, trademarks, service marks or trade names) of any other Person, including, without limitation, Catapult Entertainment, Inc., General Magic, Inc. and Apple Computer, Inc. (collectively, the "Previous Employers"), and, to the
                                             ------------------
knowledge of the Company, does not violate or conflict with any U.S. or foreign patents, trademarks, service marks or trade names of any other Person, including, without limitation, the Previous Employers. The Company has not received, any communications alleging that the Company has infringed or violated, or that by conducting its business as proposed would infringe or violate, any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other Intellectual Property or processes of any other person, including the Previous Employers.

            4.1.15.   Grant of Licenses. The Company has not granted or entered
                      -----------------
into any options, licenses or agreements of any kind relating to its Intellectual Property. The Company is not bound by or a parry to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person.

            4.1.16.   Assignment by Employees. All the employees of the Company
                      -----------------------
who have contributed to or participated in the conception and development of products currently offered by the Company and the products which the Company proposes to offer and in the development of the Intellectual Property of the Company have acted within the scope of their employment in so contributing or participating and have assigned to the Company all inventions, patents, trademarks, copyrights, works of authorship and, to the extent applicable, other Intellectual Property created by such employees and related to the Company's business.

            4.1.17.   Contracts.  Except as set forth in the Disclosure Schedule
                      ---------
and other than this Agreement to which it is a party, the Company is not a party to or bound by, nor are any of its properties or assets or is its business bound by or subject to, any written: (1) material agreement or contract not made in the ordinary course of business; (2) employment agreement or employment contract that is not terminable at will by the Company; (3) (i) employee collective bargaining agreement or other contract with any labor union, (ii) plan, program, arrangement or agreement that provides for the payment of severance, termination or similar type of compensation or benefits upon the termination or resignation of any employee of the Company or (iii) plan, program, arrangement or agreement that provides for medical or life insurance benefits for former employees of the Company or for current employees of the Company upon their retirement from, or termination of employment with, the Company; (4) covenant not to compete; (5) agreement, contract or other arrangement with (A) any stockholder of the Company
(B) any affiliate of the Company or any affiliate of any stockholder of the Company or (C) any officer, director or employee of the Company (other than employment agreements covered by clause (2) above); (6) license or other agreement relating in whole or in part to Intellectual Property not made in the ordinary course of business (including, but not limited to, any license or other agreement under which the Company has the right to use any Intellectual Property owned or held by any other Person); (7) agreement or contract under which the Company has (i) incurred any Indebtedness or (ii) given any guarantee; (8) mortgage, pledge, security agreement, deed of trust or other document granting a Lien or security interest (including, but not limited to,

Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices); (9) commitment or instrument which (i) has an aggregate future liability in excess of $50,000 and is not terminable by the Company for a cost of less than $50,000 or (ii) is otherwise material to the business of the Company as presently conducted or as proposed to be conducted; or (10) any lease of real property except as set forth in Section 4.1.11.

            4.1.18.   Enforceability.  Each agreement, contract, lease, license,
                      --------------
commitment or instrument of the Company set forth in the Disclosure Schedule (collectively, the "Contracts") is in full force and effect and is a legal,
                    ---------
valid and binding agreement of the Company and, to the knowledge of the Company, of each other parry thereto, enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. The Company has performed or is performing all material obligations required to be performed by it under each Contract and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any Contract is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder.

            4.1.19.   Litigation Decrees. Except as set forth in the Disclosure
                      ------------------
Schedule, there are no lawsuits, claims, arbitrations or other proceedings or investigations (a) pending or, to the knowledge of the Company, threatened by or against or affecting the Company or any of its properties or assets or (b) to the knowledge of the Company, pending or threatened by or against any of the officers or employees of the Company which relate to or involve the termination of such person's employment with any of such person's former employers. There is no outstanding judgment, order or decree of any Governmental Authority or arbitrator applicable to the Company or any of its properties, assets or businesses which has had or could have a Material Adverse Effect.

            4.1.20.   Absence of Changes or Events.  Since the date of the
                      ----------------------------
Balance Sheet, the business of the Company has been conducted in the ordinary course consistent with past practice and there has not been any material adverse change and the Company has not declared or paid or made, or agreed to declare or pay or make, any dividends or other distributions in cash or property to the stockholders of the Company.

            4.1.21.   Compliance with Applicable Laws. The Company and its
                      -------------------------------
properties, assets, operations and businesses are in compliance with all applicable Laws and any filing requirements relating thereto, including all laws and regulations relating to the export of technical data and environmental requirements (including requirements relating to air, water and noise pollution), other than such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect.

            4.1.22.   Brokers or Finders.  Except as set forth in the Disclosure
                      ------------------
Schedule, neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

            4.1.23.   Certain Employee Matters.
                      ------------------------
                  (a) Neither the execution and delivery of this Agreement, nor the conduct of the business of the Company as presently conducted, or as proposed to be conducted in the IBP, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract covenant or instrument under which any of the Founders of the Company is now obligated, including any agreement or arrangement between the Founders and the Previous Employers, which conflict, breach or default would have a Material Adverse Effect.

                  (b) All current and former members of management and key personnel (including (i) all employees involved in the development of software and (ii) the Founders) of and consultants to the Company have executed and delivered to the Company a confidential information and inventions assignment agreement in the form attached hereto as Exhibit A (the "Employee Agreement"). All consultants to the Company have been party
            ------------------
      to a "work-for-hire" arrangement or proprietary rights agreement with the Company pursuant to which either (i) in accordance with applicable Federal and state law, the Company has been accorded full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, including the copyright thereon or (ii) there has been conveyed to the Company by appropriately executed instruments of assignment full, effective and exclusive ownership of all tangible and intangible property thereby arising, including the copyright thereon.

                  (c) Neither the Company nor any of its officers or employees has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by the Company in the furtherance of its business operations as presently conducted or as proposed to be conducted in the IBP, which patents or applications have not been assigned to the Company with such assignment duly recorded in the United States Patent Office.

                  (d) Since the date of its incorporation, the Company has not experienced any labor disputes, union organization attempts or work stoppages due to labor disagreements. The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company pending or, to the Company's knowledge, threatened before the National Labor Relations Board or any comparable state agency or authority.

            4.1.24.   Insurance. The Disclosure Schedule sets fort a complete
                      ---------
and accurate list and description, including annual premiums and deductibles, of all policies of fire, liability, product liability, workmen's compensation, health and other forms of insurance presently in effect with respect to the Company's business, true and complete copies of which have been delivered to, or made available for review by, DC. No notice of cancellation or termination has been received with respect to any such policy.

            4.1.25.   Disclosure. The Company has not knowingly failed to
                      ----------
disclose to DC any fact, occurrence or event the existence of which is material to the Company and which would have a Material Adverse Effect.

      SECTION4.2.     Representations and Warranties of DC.  Except as set forth
                      ------------------------------------
in the Disclosure Schedule, DC represents and warrants to the Company that, on the date hereof and as of each Closing Date:

            4.2.1.    Accredited Investor.  It is an "accredited investor" as
                      -------------------
such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

            4.2.2.    Investment. It is acquiring the Remaining Aggregate Shares
                      ----------
and the underlying Common Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act or the California Corporate Securities Laws. It understands that the Shares to be purchased and the underlying Common Stock have not been registered or qualified under either the Securities Act or the California Corporate Securities Laws by reason of exemptions from the registration or qualification provisions contained therein, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the undersigned's representations as expressed herein.

            4.2.3.    Rule 144.  It acknowledges that the Remaining Aggregate
                      --------
Shares and the underlying Common Stock must be held indefinitely unless subsequently registered or qualified under the Securities Act and applicable state securities laws or unless an exemption from such registration or qualification is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the issuer, the resale occurring not less than two (2) years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three (3) month period not exceeding specified limitations.

            4.2.4.    No Public Market.  It understands that no public market
                      ----------------
now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

            4.2.5.    Receipt of Information. It has received all the
                      ----------------------
information it considers necessary or appropriate to enable it to decide whether to acquire the Remaining Aggregate Shares. It has had an opportunity to become aware of the Company's business affairs and financial condition, has had an opportunity to ask questions and receive answers, review documents and gather information about the Company, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Remaining Aggregate Shares.

            4.2.6.    Authorization. This Agreement, when executed and delivered
                      -------------
by DC, will constitute (assuming due and valid execution by the other party hereto) a valid and legally binding obligation of DC, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general equitable principles.

            4.2.7.    Brokers and Finders. Neither it nor any of its officers,
                      -------------------
directors or employees has employed any investment banker, broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders, fees in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V.

                     AFFIRMATIVE COVENANTS OF THE COMPANY

The Company covenants and agrees as follows:

      SECTION 5.1.    Accounting System.  So long as DC owns at least 5% of TVP,
                      -----------------
but in any event from the date hereof until the later to occur of (i) November 9, 1995, or (ii) the Adjusted First Closing Stock Purchase, if any, or the First Closing Stock Purchase, if any, but for purposes of (i) and (ii), not later than November 30, 1995, the Company shall and shall cause its Subsidiaries to maintain all their financial records in accordance with GAAP. The Company shall and shall cause its Subsidiaries to maintain sufficient internal controls which
(i) are at least comparable to those maintained by similarly situated companies and (ii) in any event are sufficient to allow an audit of the Company in accordance with GAAP. Notwithstanding the foregoing, the provisions of this
Section 5.1. shall terminate upon the consummation of an IPO.

      SECTION 5.2.    Inspection. Until the later to occur of the Adjusted First
                      ----------
Closing Stock Purchase or the Conditional Closing Stock Purchase, the Company shall (i) furnish promptly to DC access at the Company's premises to such other documents, reports, financial data and other information as DC may reasonably request, (ii) upon reasonable prior notice and during normal business hours, make available to DC or its representatives or designees for inspection at the Company's premises all properties, assets, books of accounts, corporate records and contracts of the Company, and any other material reasonably requested by DC, for inspection and shall, if requested by DC, use its best efforts to make available to DC, the directors, officers, employees, customers, independent accountants and vendors of the Company for interviews to verify all information furnished and otherwise to become familiar with the Company and its business, operations, properties and assets and (iii) prior to the First Closing Date, cooperate fully in all other respects to assist DC in becoming familiar with the Company and its business. All information provided by the Company to DC and their respective representatives and designees shall be subject to the terms of its confidentiality agreement with DC.

      SECTION 5.3.    Insurance.  So long as DC owns at least 5% of TV), but in
                      ---------
any event from the date hereof until the later to occur of (i) November 9, 1995, or (ii) the Adjusted First Closing Stock Purchase, if any, or the First Closing Stock Purchase, if any, but for purposes of (i) and (ii), not later than November 30, 1995, the Company and its Subsidiaries shall maintain insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Company, and the Company shall maintain such other insurance as may be required by law. Notwithstanding the foregoing, the provisions of this Section 5.1. shall terminate upon the consummation of an IPO.

      SECTION 5.4. Compliance with Applicable Laws. So long as DC owns at least 5% of TVP, but in any event from the date hereof until the later to occur of (i) November 9, 1995, or (ii) the Adjusted First Closing Stock Purchase, if any, or the First Closing Stock Purchase, if any, but for purposes of (i) and
(ii), not later than November 30, 1995, the Company shall and shall cause its Subsidiaries to comply with all applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority (whether now in effect or hereinafter enacted) and any filing requirements relating thereto which shall be necessary in any material respect to the business of the Company. The Company shall and shall cause its Subsidiaries to do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

      SECTION 5.5.    Reservation of Shares. The Company shall reserve and keep
                      ---------------------
available out of its authorized but unissued shares of Common Stock a sufficient number of such shares to comply with its obligations to issue such shares to DC under the terms of this Agreement and the Articles.

      SECTION 5.6.    IPO. The Company agrees that its IPO shall be underwritten
                      ---
on a firm commitment basis by one or more of the underwriters set fort in
Schedule III hereto or otherwise acceptable to DC pursuant to a registration statement filed and declared effective by the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities
      ---                                                            ----------
Act"), which public offering results in aggregate gross proceeds to the Company
---
of at least $10,000,000 and at a price that reflects a total enterprise value of at least $50,000,000.

                                   ARTICLE VI.

                              REGISTRATION RIGHTS

      SECTION 6.1.    Certain Definitions.  As used in this Article VI, the
                      -------------------
following initially capitalized terms shall have the meanings set fort below:

            6.1.1.    The term "Common Stock" means the Company's common stock,
                                ------------
without par value, and any stock or other securities into which or for which such stock may hereafter be changed, converted or exchanged, and any other securities issued to holders of such stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, recapitalization, share combination, share subdivision, share dividend, merger, consolidation or similar transactions or events.

            6.1.2.    The term "Effective Date" means the date of the
                                --------------
First Commercial Shipment.

            6.1.3.    The term "First Commercial Shipment" means the first
                                -------------------------
commercial shipment of product by the Company to ultimate end-users located in a standard metropolitan statistical area with an aggregate population of at least 1,000,000 persons.

            6.1.4.    The term "Form S-3" means the Form S-3 form for
                                --------
registration of securities under the Securities Act, or any successor or substitute form.

            6.1.5.    The term "Holder" means DC or its affiliates or any
                                ------
purchaser therefrom of at least 500,000 shares of the Aggregate Shares who are record holders of Series A Preferred Stock.

            6.1.6.    The term "Registrable Securities" means any shares of
                                ----------------------
Common Stock issuable upon conversion of shares of the Series A Preferred Stock held by DC or its affiliates.

            6.1.7.    The term "Registration Expenses" shall mean all expenses
                                ---------------------
incident to the Company's performance of or compliance with its registration obligations set forth in this Agreement, including the following: (i) the fees, disbursements and expenses of the Company's counsel(s) United States and, if applicable, foreign) and accountants in connection with the registration of the Registrable Securities to be disposed of under the Securities Act; (ii) the reasonable fees and disbursements of one counsel (other than counsel to the Company) retained in connection with each such registration by the Requesting Holder; (iii) all expenses incurred in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers; (iv) the cost of printing or producing any agreement(s) among underwriters, underwriting agreement(s), and blue sky or legal investment memoranda, any selling agreements and any other documents in connection with the offering, sale or delivery of the Registrable Securities to be disposed of; (v) all expenses incurred in connection with the qualification of the Registrable Securities to be disposed of for offering and sale under state securities laws, including the reasonable fees and disbursements of counsel for the underwriters or the Holders of Registrable Securities in connection with such qualification and in connection with any blue sky and legal investments surveys; (vi) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Registrable Securities to be disposed of; (vii) transfer agents', depositories' and registrars' fees and the fees of any other agent appointed in connection with such offering, including the fees and expenses of any "qualified independent underwriter," or other person acting in a similar capacity, pursuant to the requirements of the NASD or otherwise (the "Independent Underwriter"); (viii) all security engraving and
                -----------------------
security printing expenses; and (ix) all fees and expenses payable in connection with the listing of the Registrable Securities on a securities exchange or inter-dealer quotation system, but excluding any underwriting discount, selling commission or transfer tax relating to the sale or disposition of Holders' Registrable Securities and fees and expenses of counsel for any Holder except as set forth in clause (ii) of this Section 6.1.7.

            6.1.8.    The term "Registration Notice" shall mean written notice
                                -------------------
by a Holder or the Company, as the case may be, that such party desires to begin a Registration Process in accordance with the terms of this Agreement.

            6.1.9.    The term "Registration Process" shall mean the process of
                                --------------------
registering Common Stock or Registrable Securities, as the case may be, under the Securities Act which, for purposes of this Agreement, shall be deemed to be the period of time from the actual delivery of the Registration Notice until the end of any applicable "hold back" period required by the underwriters or, if there is no such period, then 30 days after the effectiveness of the Registration Statement; provided, however, in the event that (i) a registration
                        --------  -------
statement has not been filed with the SEC within 45 days after a Registration Notice, (ii) such registration statement has not been declared effective by the SEC within 75 days after its filing with the SEC or (iii) the Registration Notice or the registration statement has been abandoned or withdrawn by the Requesting Holder or the Company, as the case may be, then the Registration Process shall be deemed concluded at such time; provided, further, with respect
                                                --------  -------
to an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect), a Registration Process shall end on the earlier of (x) thirty (30) days following the last sale pursuant to such offering and (y) the end of any "hold back" period with respect to any such offering.

            6.1.10.   The term "Rule 144" shall mean Rule 144 promulgated under
                                --------
the Securities Act, as amended from time to time, or any successor rule to similar effect.

      SECTION 6.2.    Demand Registrations. The provision of this Section 6.2
                      --------------------
shall commence on the Effective Date and terminate at such time as all Holders are permitted to resell the Registrable Securities held by them without restriction pursuant to Rule 144 promulgated under the Securities Act.

            6.2.1.    Notice and Registration. Upon a Registration Notice from a
                      -----------------------
Holder to the Company requesting that the Company effect the registration under the Securities Act of at least 20% of the Registrable Securities or any lesser percentage so long as the anticipated proceeds from such offering exceed $20,000,000, which Registration Notice shall specify the intended method or methods of disposition of such Registrable Securities, the Company shall use its best efforts to effect (at the earliest possible date) the registration under the Securities Act of such Registrable Securities for disposition in accordance with the intended method or methods of disposition stated in such Registration Notice (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415, or any successor rule to similar effect, promulgated under the Securities Act); provided that:
                           --------

                  (a) a Holder shall have the right to deliver Registration Notices to effect three (3) demand registrations pursuant to this
            Section 6.2. (each, a "Demand") and no more;
                                   ------

                  (b) a Holder may not deliver a Registration Notice prior to six months following the effective date of the initial registration statement used for an IPO or during any Registration Process; and

                  (c) if available, a Demand shall be effected by the Company on such Form S-3. In addition to the Demand rights set forth in Section 6.2.1.(a) above, a Holder who holds 25% or more of the Registrable Securities may request the Company to effect a registration on Form S-3, if available; provided that the number of such registrations is
                               --------
            limited to two (2) per twelve month period and that the anticipated proceeds from such offering are at least $1,000,000.

            6.2.2.    Designation of Investment Bank.  In the event that any
                      ------------------------------
registration pursuant to this Section 6.2. shall involve, in whole or in part, an underwritten offering, the Company shall have the right to designate one or more nationally recognized investment banking firms, reasonably acceptable to the requesting Holder, as the lead underwriter(s) of such underwritten offering.

            6.2.3.    Withdrawal of Registration Notice.  A Holder shall have
                      ---------------------------------
the right to withdraw any Registration Notice or, subject to Section 6.2.1. hereof, to change the number of Registrable Securities covered thereby at any time and for any reason.

            6.2.4.    Effect of Demand.  A registration requested by a Holder
                      ----------------
pursuant to this Section 6.2. shall not be deemed to have been effected for purposes of Section 6.2.1.(a) (i) unless such registration statement has become effective and been maintained effective in accordance with Section 6.5 hereof,
(ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a material misrepresentation or a material omission by the Holder specified in the Registration Notice or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied other than by reason of some act or omission by any of such persons.

            6.2.5.    Delay of Registration.  Notwithstanding anything in this
                      ---------------------
Section 6.2. to the contrary, the Company shall not be obligated to take any action to effect a Demand pursuant to this Section 6.2. if the Company shall furnish to the requesting Holder, within ten (10) days after the delivery of the Registration Notice relating thereto, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future. If the Company has delivered such a certificate to the requesting Holder, then the Company's obligation to effect such Demand under this Section 6.2. shall be deferred for a period not to exceed one hundred twenty (120) days from the date of receipt of the Holder's Registration Notice; provided, however, that the Company may not utilize this right more than once during any twelve month period.

      SECTION 6.3.    Piggyback Registration. If the Company at any time
                      ----------------------
proposes to register any of its Common Stock or any equity securities exercisable for, convertible into or exchangeable for Common Stock under the Securities Act, whether or not for sale for its own account (the "Company
                                                                  -------
Securities"), in a manner which would permit registration of Registrable
----------
Securities for sale to the public under the Securities Act, each such time it will promptly deliver a Registration Notice to each Holder, which Registration Notice will describe the rights of each Holder under this Section 6.3, at least 20 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice shall offer each Holder the opportunity to include in such registration statement such number of Registrable Securities held by such Holder as such Holder may request. Upon the written request of the Holders requesting Registrable Securities to be registered pursuant to such registration statement (collectively, the "Piggyback
                                                            ---------
Securities"), made within 10 days after the receipt of the Company's
----------
Registration Notice, which request shall specify the number of Piggyback Securities intended to be disposed of, the Company will use its best efforts to effect, in connection with the registration of the Company Securities, the registration under the Securities Act of all Piggyback Securities, to the extent required to permit the disposition (in accordance with such intended methods thereof) of the Piggyback Securities, provided that:
                                      --------

            6.3.1.    Relief from Company Obligation. If, at any time after
                      ------------------------------
giving such written notice of its intention to register any Company Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register the Company Securities, the Company may, at its election, give written notice of such determination to the Holder and thereupon the Company shall be relieved of its obligation to register the Piggyback Securities in connection with the registration of such Company Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 6.4. hereof), without prejudice, however, to the right of the Holder immediately to request that such registration be effected as a registration under Section 6.2. hereof to the extent permitted thereby.

            6.3.2.    Reduction in Piggyback Securities. If the registration
                      ---------------------------------
referred to in the first sentence of this Section 6.3. is to be an underwritten primary registration on behalf of the Company, and the managing underwriter(s) advise the Company in writing that, in their good faith opinion, inclusion of all the Piggyback Securities in such offering would materially and adversely affect the offering and sale of the Company Securities, including the per share price thereby obtainable, the Company shall only include in such registration:
(1) first, all the Company Securities (including any to be sold for the Company's own account), with such priorities among them as the Company may determine and (2) second, up to the full number of Piggyback Securities which, in the good faith opinion of such underwriter(s) can be so sold without materially and adversely affecting such offering (and, if less than the full number of such Piggyback Securities, allocated pro rata among the Holders on the basis of the number of securities requested to be included therein by each such Holder).

            6.3.3.    Exceptions.  The Company shall not be required to effect
                      ----------
any registration of Registrable Securities held by any Holder under this Section
6.3. incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans.

            6.3.4.    No Effect on Demand Rights.  No registration of
                      --------------------------
Registrable Securities effected under this Section 6.3. shall relieve the Company of its obligation to effect a registration of other Registrable Securities pursuant to Section 6.2. hereof.

            6.3.5.    Withdrawal of Piggyback Securities.  A Holder may withdraw
                      ----------------------------------
all or any part of the Holder's Piggyback Securities from the proposed registration at any time prior to the later of (i) the registration statement being declared effective by the SEC and (ii) the execution of any underwriting agreement.

            6.3.6.    Same Terms and Conditions. The Company may require that
                      -------------------------
any Piggyback Securities be included in the offering proposed by the Company on the same terms and conditions as the Company Securities are included therein.

      SECTION 6.4.    Expenses. The Company will pay all Registration Expenses
                      --------
in connection with (i) each Demand and (ii) all registrations of Holders' Registrable Securities pursuant to Section 6.3. In the event the requesting Holder withdraws a Registration Notice, abandons a registration statement or following an effected Demand does not sell Registrable Securities, then all Registration Expenses in respect of such Registration Notice shall be borne, at the requesting Holder's option, either by the requesting Holder or by the Company (in which case, if borne by the Company and subject to Section 6.2.4. hereof, such withdrawn Registration Notice shall be deemed to be an effected Demand for purposes of Section 6.2. hereof).

      SECTION 6.5.    Registration and Qualification.  If and whenever the
                      ------------------------------
Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 6.2. or 6.3. hereof, the Company will as promptly as is practicable:

            6.5.1. prepare and file with the SEC, as soon as possible, and use its best efforts to cause to become effective, a registration statement under the Securities Act relating to the Registrable Securities to be offered on such form as the requesting Holder, or if not filed pursuant to a Demand, the Company, determines and for which the Company then qualifies;

            6.5.2. prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the later of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of one hundred twenty (120) days after such registration statement becomes effective;

            6.5.3. furnish to the Holder and to any underwriter of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Holder or such underwriter may reasonably request, and, if requested, a copy of any and all transmittal letters or other correspondence to, or received from, the SEC or any other governmental agency or regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

            6.5.4. make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment;

            6.5.5. use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of any domestic jurisdiction, and to list or qualify for such securities exchanges and other trading markets, as the requesting Holder or any underwriter of such Registrable Securities shall request, and use its best efforts to obtain all necessary registrations, permits and consents required in connection therewith, and do any and all other acts and things which are reasonably requested to enable the Holder or any such underwriter to consummate the disposition in such jurisdictions of the Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            6.5.6. if requested by a requesting Holder, (i) furnish to each Holder an opinion of counsel for the Company addressed to each Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), and (ii) use its best efforts to furnish to each Holder a "comfort" or "special procedures" letter addressed to each Holder and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Holder may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

            6.5.7. immediately notify the Holders in writing (i) at any time when a prospectus relating to a registration pursuant to Section 6.2. or 6.3. hereof is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the SEC or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case (i) or (ii) at the request of a Holder prepare and furnish to such Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

            6.5.8. use its best efforts to list all such Registrable Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed, and to pay all fees and expenses in connection therewith; and

            6.5.9. upon the transfer by a Holder in connection with a registration pursuant to Section 6.2. or 6.3. furnish unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Holders or the underwriters.

      SECTION 6.6.    Underwriting; Due Diligence, etc.
                      --------------------------------

            6.6.1.    Underwriting Agreement. If requested by the underwriters
                      ----------------------
for any underwritten offering of Registrable Securities pursuant to a registration requested under this Agreement, the Company will enter into an underwriting agreement with such underwriters for such offering, which, in the case of a Demand, shall be in form reasonably acceptable to the requesting Holder and which, in the case of a Company Registration Process, shall be in form reasonably acceptable to the Company, any such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including indemnities and contribution (provided, any indemnities and contribution shall, unless the requesting Holder and the Company agree otherwise, be to the effect and only to the extent provided in
Section 7.3. hereof) and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 6.5.6. hereof; provided, however, the Company may negotiate and agree to differing indemnification obligations with respect to the underwriters, provided such (i) do not adversely affect the Holders with respect to their rights and obligations hereunder and (ii) shall not excuse the Company from entering into (or delaying the execution of) an underwriting agreement on the terms as provided herein. The Holder on whose behalf the Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of the Holder. The Company shall use reasonable efforts to prevent any Holder from being required to make any representation or warranty, other than as to its ownership of the Registrable Securities and as to the due authorization, execution and enforceability, with respect to it, of the underwriting agreement. Such underwriter shall be instructed to use its reasonable best efforts to affect a wide distribution of the Registrable Securities being distributed so long as doing so shall not, in any manner, adversely affect the marketing (including timing) or price of such shares. The Company, if requested by the Requesting Holder or the underwriters, will enter into an agreement with the Independent Underwriter on customary terms.

            6.6.2.    Same Terms. In the event that any registration pursuant to
                      ----------
Sections 6.2. or 6.3. shall involve, in whole or in part, an underwritten offering, the Company may require the Registrable Securities requested to be registered pursuant to Sections 6.2. or 6.3. to be included in such underwriting on the same terms and conditions as shall be applicable to the other securities being sold through underwriters under such registration. The representations and warranties in such underwriting agreement by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of the Holders. The Company shall use reasonable efforts to prevent any Holder from being required to make any representation or warranty, other than as to its or his ownership of the Registrable Securities and as to the due authorization, execution and enforceability, with respect to it or him, of the underwriting agreement. In the event a Holder enters into any underwriting agreement with underwriters in connection with a registration which contains representation and warranties more extensive than those contained in this Section 6.6.1. above, such an agreement shall not constitute a breach of this Agreement by the Company.

            6.6.3.    Access to Books and Records. In connection with the
                      ---------------------------
preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the Holders of Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified the Company's financial statements as shall be necessary, in the reasonable opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Holders and the underwriters, if any, and their respective counsel and accountants, shall use their reasonable best efforts to coordinate and time their review so as to not unreasonably interfere with the business and operations of the Company.

            6.6.4.    Offering Not Underwritten.  In the event an offering
                      -------------------------
pursuant to this Agreement is not underwritten, the Company, at the request of the requesting Holder, will enter into such agreements with any selling agents or similar persons as are customary; such agreements shall contain terms and provisions analogous to those described herein and, to the extent not so described, customary terms and provisions.

      SECTION 6.7.    Restrictions on Public Sale: Inconsistent Agreements.
                      ----------------------------------------------------

            6.7.1.    Lock-up. If required by an underwriter of Common Stock in
                      -------
connection with (i) the IPO or (ii) any registration of Registrable Securities pursuant to Sections 6.2. or 6.3., which registration is effected in an underwritten public offering, then, in each such case, the Holders agree not to effect any sale or distribution, including any sale pursuant to Rule 144 (except as part of such registration), of any of the Company's common equity securities or of any security convertible into or exchangeable or exercisable for any equity security of the Company (x) with respect to clause (i), for a period of time following the effective date of the registration statement relating thereto customary in underwritten initial public offerings, which period shall not exceed one hundred eighty (180) days, or (y) with respect to clause (ii) only, as to DC and its affiliates, for a period of time following the effective date of the registration statement relating thereto reasonably acceptable to such persons, which period shall not exceed ninety (90) days and only if the Founders have agreed to a substantially similar provision. Such agreement shall be in writing in the form satisfactory to the Company and such underwriter. The Company may impose a stop-transfer instruction with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

            6.7.2.    No Distribution.  The Company agrees (i) without the
                      ---------------
written consent of the managing underwriters, not to effect any public or private sale or distribution of the Company's common equity securities or any security convertible into or exchangeable or exercisable for any equity security of the Company, including a sale pursuant to Regulation D under the Securities Act, during the requesting Holder's Registration Process (except (A) as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form or (B) equity securities issued pursuant to the conversion or exchange of any securities convertible into or exchangeable for the Company's common equity securities and which were outstanding prior to the commencement of such Registration Process), and (ii) to use its reasonable efforts to cause each holder of its privately placed securities purchased from the Company at any time on or after the date of this Agreement to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 (except as part of such underwritten registration, if permitted).

      SECTION 6.8.    Rule 144. The Company hereby covenants that after the
                      --------
Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act and such registration statement shall have become effective, the Company will file in a timely manner all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144), and it will take such further action as any Holder of Registrable Securities, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. In addition, the Company hereby agrees that for a period of eighteen months following the date on which a registration statement filed pursuant to Section 2 or 3 hereof shall have become effective, the Company shall not deregister such securities under Section 12 of the Exchange Act (even if then permitted to do so pursuant to the Exchange Act and the rules and regulations promulgated thereunder).

      SECTION 6.9.    Transferability.  A Holder of registration rights may
                      ---------------
transfer the rights to any transferee who holds, subsequent to such transfer, at least 500,000 shares of Series A Preferred Stock or Common Stock; provided (i) such transferee is reasonably acceptable to the Company, (ii) the Company must first be given written notice of the transfer and (iii) such transferee shall have agreed in writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of this Article VI to the same extent and in the same manner as the transferor of such shares or securities.

      SECTION 6.10.   No Inconsistent Agreements. The Company will not hereafter
                      --------------------------
enter into any agreement with respect to its securities which is inconsistent with, or grants rights superior or pari passu to, the rights granted in this
Article VI; provided that the Company may grant registration rights to the Founders that are substantially similar to the rights granted in this Article VI, so long as such rights provide that the registration rights granted under this Article VI will be superior to the fights of the Founders in any registration in which a Holder exercises his right to register shares.

      SECTION 6.11.   Recapitalization, etc. In the event that any capital stock
                      ---------------------
or other securities are issued in respect of, in exchange for, or in substitution of any shares of Preferred Stock by reason of (i) any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the shares of Preferred Stock or
(ii) any other change in the Company's capital structure, appropriate adjustments shall be made in the percentages specified in Section 6.2 hereof so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Article VI.

                                  ARTICLE VII.

                                INDEMNIFICATION

      SECTION 7.1.    Indemnification Obligations.
                      ---------------------------

            7.1.1.    Cross Indemnity.  From and after the date hereof, the
                      ---------------
Company and DC (the Company and DC, each an "Indemnifying Party"), shall
                                             ------------------
indemnify and hold harmless the other, and their respective stockholders, subsidiaries, affiliates, officers and directors and their successors and assigns (in the case of DC, the "DC Indemnified Parties") in respect of any and
                                 ----------------------
all damages, losses, deficiencies, liabilities, costs and expenses (including reasonable expenses of investigation and litigation and reasonable attorneys' accountants' and other professionals' fees and costs incurred in the investigation or defense thereof or the enforcement of rights hereunder) (collectively "Damages") resulting from or arising out of any (1)
               -------
misrepresentation or breach of warranty made by or on behalf of the Indemnifying Party in this Agreement, or in any certificate delivered by one party to the other pursuant hereto, or (2) non-fulfillment of any agreement or covenant on the part of the Indemnifying Party hereunder.

            7.1.2.    Seller Indemnities.  From and after the date hereof the
                      ------------------
Company shall indemnify and hold harmless the DC Indemnified Parties from, against and in respect of any and all Damages arising out of or relating to the Company's issuance, repurchase or redemption of any of the Company's capital stock prior to the date of this Agreement

            7.1.3.    Remedies not Cumulative. The remedies provided by this
                      -----------------------
Article VII shall be cumulative and non-exclusive and shall not limit, or preclude assertion by any party hereto of, any rights or remedies which may otherwise be available to any party hereto.

            7.1.4.    No Consequential Damages.  Notwithstanding anything to the
                      ------------------------
contrary set forth in Sections 7.1 and 7.2 of this Agreement, DC and the Company hereby acknowledge and agree that neither party shall be liable to the other party for any incidental, indirect, consequential, special or punitive damages of any kind or nature, including without limitation any loss of profits or diminution in value, where such liability is covered by the indemnities set forth in Sections 7.1 and 7.2 of this Agreement, even if the other party has been warned of the possibility of any such loss or damage in advance.

      SECTION 7.2     Method of Asserting Claims, etc. All claims for
                      -------------------------------
indemnification under this Article VII shall be asserted and resolved as follows:

            7.2.1.    Third Party Claims. In the event that any claim or demand,
                      ------------------
or other circumstance or state of facts which could give rise to any claim or demand, for which the Company may be liable to DC hereunder is asserted against or sought to be collected by a third party (an "Asserted Liability"), DC shall
                                                ------------------
promptly notify the Company in writing of such Asserted Liability, specifying the nature of such Asserted Liability and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"); provided,
                                                ------------    --------
however, that no delay on the part of DC in giving any such Claim Notice shall relieve the Company of any indemnification obligation hereunder unless the Company is prejudiced by such delay (and then solely to the extent of such delay). The Company shall have 30 days (or less if the nature of the Asserted Liability requires) from its receipt of the Claim Notice (the "Notice Period")
                                                               -------------
to notify DC whether or not the Company desires, at the Company's sole cost and expense and by counsel of its own choosing, which shall be reasonably satisfactory to DC, to defend against such Asserted Liability. If the Company undertakes to defend against such Asserted Liability, the Company shall control the investigation, defense and settlement thereof; provided, however, that
                                                   --------
without the prior written consent of DC, which consent shall not be unreasonably withheld, (1) the Company shall not permit to exist any Lien upon any of the assets or properties of DC and (2) if any Asserted Liability is settled by the Company, (a) no liability shall be imposed on DC by reason of such Asserted Liability or the settlement thereof, and (b) the Company shall not consent to any settlement which (A) does not contain an unconditional release of the Company, DC and its affiliates and (B) with respect to any non-monetary provision of such settlement would be reasonably likely, in DC's reasonable judgment, to have an adverse effect on the business operations, assets, properties or prospects of DC or any of its subsidiaries or affiliates. Notwithstanding the foregoing, DC shall have the right to pay or settle any Asserted Liability which the Company shall have undertaken to defend so long as DC shall also waive any right to indemnification therefor by the Company. If the Company undertakes to defend against such Asserted Liability, DC shall cooperate fully with the Company and its counsel in the investigation, defense and settlement thereof. If DC desires to participate in any such defense it may do so at its sole cost and expense. If the Company does not undertake within the Notice Period to defend against such Asserted Liability, then the Company shall have the right to participate in any such defense at their sole cost and expense, but DC shall control the investigation, defense and settlement thereof. DC and the Company agree to make available to each other, their counsel and other representatives, all information and documents available to them which relate to such claim or demand. DC and the Company shall render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand.

            7.2.2.    Claims by D.C. In the event that any claim or demand, or
                      -------------
other circumstance or set of facts for which the Company may be liable to DC hereunder is asserted based on the breach of any representation or warranty by the Company or any breach of a covenant of the Company under this Agreement which does not involve a claim or demand being asserted against or sought to be collected from DC by a third party (an "Asserted Breach"), DC shall promptly
                                        ---------------
notify the Company in writing of such Asserted Breach, specifying the nature of such Asserted Breach, and the Company will have a period of not less than thirty
(30) days after receiving written notice of the alleged breach (the "Cure
                                                                     ----
Period"), to demonstrate to DC that no breach has occurred or to cure the
------
alleged breach. In the event that the Asserted Breach has not been remedied or dispensed with as set forth above during the Cure Period, the Company and DC shall each attempt, in good faith, to resolve the Asserted Breach within fifteen
(15) days of the expiration of the Cure Period. If the Company and DC are unable to resolve the Asserted Breach within such fifteen (15) day period, they shall jointly appoint the Company's auditors within five days of the end of such fifteen (15) day period to resolve the dispute within thirty (30) days. The Company and DC shall provide full cooperation to such firm. Such firm's resolution of the dispute shall be conclusive and binding on DC and the Company.

            7.2.3.    Claims by the Company. All claims for indemnification made
                      ---------------------
by the Company under this Agreement shall be asserted and resolved under the procedures set forth above in Sections 7.2.1 and 7.2.2. by substituting, as appropriate and along with necessary grammatical changes, "DC" for "Company" and "Company" for "DC."

      SECTION 7.3.    Indemnification and Contribution Related to Article VI
                      ------------------------------------------------------
With respect only to the offering of Registrable Securities contemplated by
Article VI hereof, and in no way limiting or modifying the other provisions of this Article VII, the following indemnity and contribution provisions shall apply:

            7.3.1.    Indemnification by Company.  In the case of each offering
                      --------------------------
of Registrable Securities made pursuant to this Agreement, the Company agrees to indemnify and hold harmless each Holder of Registrable Securities, each underwriter of Registrable Securities so offered, each person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, and the officers and directors of any of the foregoing from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or shall arise out of or be based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws of any state or country in which the Registrable Securities are offered and relating to action or inaction required of the Company in connection with such offering; provided, however, that the Company shall not be liable to a
          --------  -------
particular Holder of Registrable Securities in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission or alleged omission, (i) if such statement or omission shall have been made in reliance upon and in conformity with information relating to such Holder furnished to the Company in writing by or on behalf of such Holder expressly for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto or a document incorporated by reference in any of the foregoing or (ii) if such statement or omission was corrected in a prospectus delivered to such Holders of Registrable Securities prior to the consummation of the sale in which such loss, claim, damage, liability or action arises out of or is based upon and such corrected prospectus shall not have been delivered or sent to the purchaser within the time required by the Securities Act, provided that the Company delivered the
                                     --------
corrected prospectus to such Holders in requisite quantity on a timely basis to permit such delivery or sending. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Holder of Registrable Securities and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to each Holder of Registrable Securities, underwriters of the Registrable Securities, any controlling person of any of the foregoing or any officer or director of any of the foregoing.

            7.3.2.    Indemnification by Holder. In the case of each offering of
                      -------------------------
Registrable Securities made pursuant to this Agreement, each Holder of Registrable Securities included in such offering, by exercising its registration rights hereunder, agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, and if requested by the underwriters, each underwriter who participates in the offering and each person, who controls any such underwriter within the meaning of the Securities Act, and the officers and directors of any of the foregoing from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to such Holder furnished in writing to the Company by or on behalf of such Holder expressly for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document or a document incorporated by reference in any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company and shall survive the transfer of such securities. The foregoing indemnity is in addition to any liability which such Holder may otherwise have to the Company, or any of its directors, officers or controlling persons. Notwithstanding the foregoing, in no event shall the liability of a Holder hereunder be greater in amount than the dollar amount of the net proceeds received by it upon the sale of the Registrable Securities pursuant to such offering.

            7.3.3.    Procedure for Indemnification. Each party indemnified
                      -----------------------------
under this Section 7.3 shall, promptly after receipt of notice of any claim or the commencement of any action against such indemnified party in respect of which indemnity may be sought, notify the indemnifying party in writing of the claim or the commencement thereof; provided that the failure of the indemnified
                                   --------
party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to an indemnified party on account of the indemnity agreements contained in this Section 7.3, unless the indemnifying party was materially prejudiced by such failure, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, it shall notify the indemnifying party thereof and the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the indemnified party under this Section 7.3.3. for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that each indemnified party shall have the
                        --------
right to employ separate counsel to represent it and assume its defense (in which case, the indemnifying party shall not represent it) if, in the reasonable judgment of such indemnified party, (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (ii) in the event the indemnifying party has not assumed the defense thereof within 10 days of receipt of notice of such claim or commencement of action, and in which case the fees and expenses of one such separate counsel shall be paid by the indemnifying party. If any indemnified party employs such separate counsel it will not enter into any settlement agreement which is not approved by the indemnifying party, such approval not to be unreasonably withheld. If the indemnifying party so assumes the defense thereof, it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the indemnifying party shall be responsible hereunder, shall be applied to or against the indemnified party, without the prior written consent of the indemnified party. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

            If the indemnification provided for in this Section 7.3 shall for any reason be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in the Company. In no event, however, shall a Holder of Registrable Securities be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                                  ARTICLE VIII.

                                 MISCELLANEOUS

      SECTION 8.1.    Survival of Agreement:  Termination. All representations
                      -----------------------------------
and warranties made by the Company and DC herein and in the certificates or other documents prepared or delivered in connection with the Closings described herein shall be considered to have been relied upon by DC and the Company, respectively, and shall survive the last Closing hereunder for a period of two years. All covenants and agreements made by the Company and DC herein and in the certificates or other documents prepared or delivered in connection with the Closings described herein shall be considered to have been relied upon by DC and the Company, respectively, and shall survive any Closing Date, except as otherwise terminated as expressly provided herein.

      SECTION 8.2.    Assignment. This Agreement and the rights hereunder shall
                      ----------
not be assignable or transferable by any party hereto (except by operation of law in connection with a merger or consolidation or in a sale of substantially all the assets of such party) without the prior written consent of the other parties hereto; provided that, prior to the IPO, DC may assign, in its sole
                --------
discretion, any or all of its rights, interests and obligations under this Agreement to any of its Affiliates provided that such Affiliates do not compete with the Company) or, as expressly permitted by this Agreement, to any transferee of Voting Securities, (other than a transferee who shall acquire such Voting Securities in a public offering or pursuant to Rule 144 under the Securities Act); provided further that such assignment shall not release DC from
                 -------- -------
its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

      SECTION 8.3.    No Third-Party Beneficiaries. Except as otherwise
                      ----------------------------
expressly set forth herein, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

      SECTION 8.4.    Expenses.
                      --------
            8.4.1. Whether or not the transactions contemplated hereby are consummated, and except as expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except as otherwise provided in this Agreement. In the event the transactions contemplated hereby are consummated, the Company agrees to pay all stamp and other transfer taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance of the Shares.

            8.4.2. The provisions of this Section 8.4 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of DC. All amounts due under this Section 8.4 shall be payable on written demand therefor.

      SECTION 8.5.    Publicity. The Company and DC agree that, except to the
                      ---------
extent required by law, including, without limitation, complying with disclosure requirements under federal and state securities laws, all press releases, announcements or other forms of publicity made to the general public referring to DC's investment in, or contractual or other arrangements with, the Company must be approved by DC.

      SECTION 8.6.    Assurances. The Company shall use its reasonable efforts
                      ----------
to obtain and to assist DC and DC shall use its reasonable efforts to obtain and to assist the Company, as the case may be, in obtaining promptly all necessary waivers, consents and approvals from any Governmental Authority or any other Person (including the approval of the stockholders of the Company, if necessary) for any exercise by DC or the Company, as the case may be, of its rights under any of this Agreement and to take such other actions as may reasonably be requested by DC or the Company, as the case may be, to effect the purpose of this Agreement. The period of time provided for any closing of any transactions pursuant to such rights may, at the option of DC or the Company, as the case may be, be extended as necessary in order to obtain any such waivers, consents and approvals.

      SECTION 8.7.    Entire Agreement. Except for the provisions of paragraph 9
                      ----------------
of the Letter Agreement, which are incorporated herein by reference, this Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior written or oral understandings or agreements between the parties.

      SECTION 8.8.    California Corporate Securities Law. THE SALE OF THE
                      -----------------------------------
SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

      SECTION 8.9.    Governing Law. This Agreement shall be governed in
                      -------------
accordance with California Law without application of the principle of conflicts of law.

      SECTION 8.10.   Counterparts.  This Agreement may be executed by the
                      ------------
parties hereto in separate counterpart, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same contract.

      IN WITNESS WHEREOF, the Company and DC have duly executed this Stock Purchase Agreement as of the day and year first above written.

                                    WEBTV NETWORKS, INC.



                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:



                                    DAVIS INTERNET, INC.



                                       By:
                                          ------------------------------------
                                          Name:
                                          Title: